UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2022 (January 11, 2022)

Humana Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Main Street, Louisville, Kentucky 40202
(Address of Principal Executive Offices, and Zip Code)

(502) 580-1000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2022, Humana Inc. (“Humana”) entered into separate accelerated stock repurchase agreements (each, an “ASR Agreement”) with each of Mizuho Markets Americas LLC (“Mizuho”) and Wells Fargo Bank, National Association (“Wells Fargo” and, together with Mizuho, the “Dealers”) to repurchase an aggregate of $1.0 billion of Humana’s common stock as part of the $3.0 billion share repurchase program that Humana announced on February 18, 2021.

Under the ASR Agreements, Humana will make payments in an aggregate amount of $1.0 billion to the Dealers and will receive initial deliveries of an aggregate amount of 2,170,248 shares of Humana common stock from the Dealers. The specific number of shares that Humana ultimately will repurchase pursuant to the ASR Agreements will be based generally on the daily volume-weighted average share price of Humana common stock over the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. Final settlement under the ASR Agreements is expected to occur in the first quarter of 2022. The ASR Agreements contain provisions customary for agreements of this type, including provisions for adjustments to the transaction terms upon certain specified events, the circumstances generally under which final settlement of the ASR Agreements may be accelerated or extended or the ASR Agreements may be terminated early by the Dealers or Humana, and various acknowledgements and representations made by the parties to each other. At final settlement, under certain circumstances, Humana may be entitled to receive additional shares of Humana common stock from the Dealers, or Humana may be required to make a cash payment or, if Humana elects, deliver shares of Humana common stock to the Dealers. All of the shares of Humana common stock delivered to Humana under the ASR Agreements will be held in treasury or retired.

The foregoing description of the ASR Agreements is qualified in its entirety by reference to the ASR Agreements, copies of which are attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1	Master Confirmation between Humana Inc. and Mizuho Markets Americas LLC dated as of January 11, 2022.

10.2	Master Confirmation between Humana Inc. and Wells Fargo Bank, National Association dated as of January 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller
(Principal Accounting Officer)

Dated: January 12, 2022